UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2014 (November 13, 2014)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Declaration of Dividends

On November 13, 2014, the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”) declared a quarterly cash dividend of $0.2575 per common share payable on December 15, 2014 for shareholders of record as of December 1, 2014. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (CTWSO) payable on January 16, 2015 for shareholders of record as of January 2, 2015, and a quarterly cash dividend of $0.225 on Preferred 90 (CTWSP) shares payable on February 4, 2015 for shareholders of record as of January 21, 2015.

Additionally, on November 13, 2014 the Board approved an overall $55.1 million Capital Spending Plan for 2015.

A copy of the Company’s press release dated November 14, 2014 announcing the declaration of dividends and the approval of the Capital Spending Plan for 2015 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits:

(d)	Exhibits

The following document is filed herewith as an exhibit:

99.1	Press Release of Connecticut Water Service, Inc. dated November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: November 17, 2014	By: David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	Press Release of Connecticut Water Service, Inc. dated November 14, 2014.